UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2022

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	30-1205798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

As previously disclosed, effective as of December 26, 2018 (the “Effective Date”), Phunware, Inc. (the “Company”) entered into employment agreements (each, an “Agreement,” and collectively, the “Agreements”) with certain of its executive officers, including Alan S. Knitowski, Chief Executive Officer, Matt Aune, Chief Financial Officer, Randall Crowder, Chief Operating Officer, and Luan Dang, Chief Technology Officer (each, an “Officer,” and collectively, the “Officers”). The Agreements with Messrs. Knitowski, Aune, Crowder and Dang were attached as Exhibits 10.2, 10.3, 10.4 and 10.6, respectively, to the Form 8-K filed by the Company on January 2, 2019.

Each Agreement provides for an initial term running from the Effective Date through the fourth anniversary of the Effective Date. On the fourth anniversary of the Effective Date, each Agreement will renew automatically for additional one (1) year terms, unless the Company or the Officer provides the other with written notice of non-renewal at least ninety (90) days prior to the date of automatic renewal.

The Company is reviewing and evaluating the Agreements and related compensatory arrangements of all of the Officers. In connection therewith, the Company provided notice to Mr. Knitowski that the Company does not intend to renew his current Agreement. Pursuant to such notice, Mr. Knitowski’s Agreement will expire on December 26, 2022, which is the fourth anniversary of the Effective Date. The Company’s notice of non-renewal to Mr. Knitowski does not change or affect any of the terms of his current Agreement or his compensation or benefits thereunder, his status as Chief Executive Officer of the Company or his employment with the Company, or his status or current term as a director and member of the Board of Directors of the Company.

Following the expiration of Mr. Knitowski’s current Agreement, Mr. Knitowski will continue to serve as the Chief Executive Officer of the Company as an at-will employee of the Company under the same compensatory terms as contained in his current Agreement until a new employment agreement is entered into by and between the Company and Mr. Knitowski or Mr. Knitowski’s employment with the Company is terminated by Mr. Knitowski or the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2022	Phunware, Inc.

	By:	/s/ Matt Aune
Matt Aune Chief Financial Officer